Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 18, 2013, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Sandy Spring Bancorp, Inc. and subsidiaries’ on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said reports in the following Registration Statements of Sandy Spring Bancorp, Inc.:

-	Registration statement (Form S-8, File No. 33-48453, effective December 16, 1996) pertaining to Sandy Spring Bancorp, Inc. Cash and Deferred Profit Sharing Plan and Trust
-	Registration statement (Form S-8; File No. 333-81249, effective June 22, 1999) pertaining to Sandy Spring Bancorp, Inc. 1999 Option Plan
-	Registration statement (Form S-8; File No. 333-126701, effective July 19, 2005) pertaining to Sandy Spring Bancorp Inc. 2005 Omnibus Stock Plan
-	Registration statement (Form S-8; File no. 333-166808, effective May 13, 2010) pertaining to Sandy Spring Bancorp Inc. Director Stock Purchase Plan, as amended and restated
-	Registration statement (Form S-8; File no.333-174664, effective June 2, 2011) pertaining to Sandy Spring Bancorp Inc. 2011 Employee Stock Purchase Plan

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania

March 18, 2013